UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Connecture, Inc.

(Name of Registrant as Specified In Its Charter)

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April 24, 2017

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Connecture, Inc. to be held on May 25, 2017 at 10:00 a.m. Central Time. The meeting will be held at the offices of DLA Piper LLP (US) located at 444 W. Lake Street, Suite 900, Chicago, Illinois 60606-0089.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or by following the instructions on the enclosed proxy card. If you attend the meeting you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Vincent E. Estrada

Chief Financial Officer and Corporate Secretary

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2017

The 2017 annual meeting of stockholders of Connecture, Inc., a Delaware corporation, will be held on Thursday, May 25, 2017, at 10:00 a.m., Central Time, at the offices of DLA Piper LLP (US) located at 444 W. Lake Street, Suite 900, Chicago, Illinois 60606-0089, for the following purposes:

1. To elect two Class III directors to hold office for a three-year term and until their respective successors are elected and qualified, or their earlier death, resignation or removal;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends a vote FOR the nominees identified in Item 1 and FOR Item 2. Stockholders of record at the close of business on March 27, 2017 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Attendance at the meeting is limited to stockholders or their proxy holders and guests of Connecture. Only stockholders or their valid proxy holders may address the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices. This Notice of 2017 Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card and the 2016 Annual Report are being mailed to stockholders on or about April 24, 2017.

By order of the Board of Directors,

Vincent E. Estrada
Chief Financial Officer and Corporate Secretary

April 24, 2017
Brookfield, Wisconsin

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2017. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of 2017 Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card and our 2016 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2016, is available on the Internet and may be viewed at www.proxyvote.com.

IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2017. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of 2017 Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card and our 2016 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2016, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held at the officer of DLA Piper LLP (US) located at 444 W. Lake Street, Suite 900, Chicago, Illinois 60606-0089.

•	Doors open at 9:30 a.m. Central Time.

•	Meeting starts at 10:00 a.m. Central Time.

•	Proof of Connecture, Inc. stock ownership and photo identification is required to attend the annual meeting.

•	The use of cameras and other recording devices is not allowed.

Questions

For Questions Regarding:	Contact:
Annual meeting	Corporate Secretary Phone: 262-432-8282 E-mail: ir@connecture.com

Stock ownership for registered holders	American Stock Transfer & Trust Company, LLC Phone: 1-800-937-5449 Email: info@astfinancial.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Corporate Secretary Phone: 262-432-8282 E-mail: ir@connecture.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

Connecture, Inc.

CONNECTURE, INC.

18500 WEST CORPORATE DRIVE, SUITE 250

BROOKFIELD, WISCONSIN 53045

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2017

The board of directors of Connecture, Inc. is soliciting your proxy for the 2017 Annual Meeting of Stockholders to be held on May 25, 2017, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 24, 2017. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Connecture” are to Connecture, Inc. and its consolidated subsidiaries, and references to the “annual meeting” are to the 2017 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2016. This Proxy Statement covers our 2016 fiscal year, which was from January 1, 2016 through December 31, 2016, or fiscal 2016. Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed by the Company with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2017.

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on March 27, 2017 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of this record date, a total of 22,588,580 shares of our common stock, 52,000 shares of our Series A Convertible Preferred Stock (which we refer to in this Proxy Statement as our “Series A Preferred Stock”) and 17,500 shares of our Series B Convertible Preferred Stock (which we refer to in this Proxy Statement as our “Series B Preferred Stock” and together with our Series A Preferred Stock as our “Preferred Stock”) were outstanding and entitled to vote. Each share of common stock has one vote. Each share of our Preferred Stock is entitled to cast one vote for each share of our common stock that would be issuable upon conversion of such share of Preferred Stock. As of March 27, 2017, the outstanding shares of Preferred Stock were convertible into a total of 23,272,608 shares of our common stock, meaning that a total of 45,861,188 shares of our common stock were deemed outstanding for purposes of voting on the matters set forth in this Proxy Statement.

Quorum

A majority of the shares of common stock deemed issued and outstanding as of the record date (including shares of Preferred Stock that vote with the common stock on an as-converted basis) must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted toward the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock deemed outstanding on the record date (including shares of Preferred Stock deemed converted for purposes of voting) is entitled to one vote on each of the director nominees. Each share of our common stock deemed outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as Class III directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee and will have no effect on the election of directors. With respect to the other proposals, approval of the proposal requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by applicable rules and regulations. Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1 unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares and indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal No. 1 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of the director nominees named herein and “FOR” the ratification of the appointment of our independent auditors. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by proxy or over the Internet or by telephone or by marking, signing and returning the enclosed proxy card. You may also vote in person at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 24, 2017. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Explanatory Note Concerning the Composition of our Board of Directors

On March 10, 2017, we entered into an Investment Agreement with Francisco Partners IV, L.P., Francisco Partners IV-A, L.P. (collectively, “Francisco Partners”) and Chrysalis Ventures II, L.P. (“Chrysalis” and together with Francisco Partners, the “Series B Investors”) pursuant to which we issued and sold to the Investors a total of 17,500 shares of our newly created Series B Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $17,500,000. We refer to this transaction as our “Series B Financing.”

In connection with the closing of the Series B Financing, we entered into an Investor Rights Agreement with the Investors, which refer to as the “Series B Investor Rights Agreement.” The Series B Investor Rights Agreement provides, among other items, that for so long as Francisco Partners owns at least 10% of the aggregate shares of Series B Preferred Stock, Series A Preferred Stock and Common Stock that it held as of the closing of the Series B Financing, it can, for so long as it holds at least 5% of our aggregate outstanding voting securities (on an as-converted basis) designate a proportionate share of our board of directors based upon its percentage ownership of our outstanding voting securities (on an as-converted basis), rounded up to the nearest whole director. Which designees are also entitled to serve on each committee of the board, subject to applicable legal and Nasdaq requirements. If no director designated by Francisco Partners is serving on our board of directors, Francisco Partners may designate one board observer for so long as it owns at least 10% of the aggregate shares of our Series B Preferred Stock, Series A Preferred Stock and common stock that it held as of March 10, 2017.

Furthermore, pursuant to the terms of the Series B Investor Rights Agreement, as of the closing of the Series B Financing, our board of directors established a new standing committee, the Investor Committee. The Investor Committee has the sole authority to effect the exercise of Francisco Partners’ rights with respect to the designation of directors by increasing the size of the board and appointing directors designated by Francisco Partners to fill vacancies on the board and committees of the board. Only directors designated by Francisco Partners will serve on the Investor Committee, with Ezra Perlman currently serving as the sole member of the Investor Committee.

As of the date of this Proxy Statement, Francisco Partners held, on an as-converted basis, approximately 56% of our outstanding voting securities (on an as-converted basis), meaning that Francisco Partners has the right to designate a majority of our board of directors. To date, Francisco Partners has not exercised its right to designate a majority of our board of directors. Instead, only Ezra Perlman has been elected to serve on our board of directors by designation of Francisco Partners. In addition, as of the closing of the Series B Financing, the size of our board of directors was increased from seven to eight directors, with the eighth seat initially vacant. The vacant seat will be filled by a director designated by Francisco Partners and officially appointed to the board of directors by the Investor Committee. The eight director will be a Class I director with a term expiring at our 2018 annual meeting of stockholders.

The rights granted to Francisco Partners with respect to the designation of directors superseded all similar prior rights granted to Francisco Partners pursuant to the Investor Rights Agreement entered into as of May 2, 2016, in connection with the closing of the issuance of our Series A Preferred Stock.

Controlled Company Explanatory Note

As noted above, entities affiliated with Francisco Partners control a majority of our issued and outstanding voting stock. As a result, we qualify, and have elected to be treated, as a “controlled company” within the meaning of the Nasdaq listing rules, and thus, we are exempt from the following Nasdaq listing requirements:

•	the requirement that a majority of our board consist of independent directors;

•	the requirement that director nominees be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purposes and responsibilities.

Consistent with these exemptions, we may in the future choose not to have a majority of independent directors and not to have a compensation committee or nominating and corporate governance committee consisting entirely of independent directors. For example, our compensation committee is not currently composed entirely of independent directors. Accordingly, our investors may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors currently consisting of three Class I directors, two Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date. The term of the Class III directors, Vickie L. Capps and Paul Kusserow, will expire on the date of the 2017 annual meeting. The board’s nominees for election by the stockholders to those two positions are the two current Class III members of the board of directors, Ms. Capps and Mr. Kusserow. If elected, each nominee will serve as a director until our 2020 annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

The two nominees for Class III director receiving the highest number of votes of shares of common stock will be elected as a Class III director. A “Withhold” vote will have no effect on the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF VICKIE L. CAPPS AND PAUL KUSSEROW AS CLASS III DIRECTORS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The names of our directors who will continue in office until the 2018 and 2019 annual meetings of stockholders, the nominees for Class III director to be elected at this meeting, and certain information about them as of April 17, 2017, are set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since

Class III Directors Nominated for Election at the 2017 Annual Meeting of Stockholders:

Vickie L. Capps	Director	55	2014
Paul Kusserow	Director	55	2014

Class I Directors Whose Terms Expire at the 2018 Annual Meeting of Stockholders:

David A. Jones, Jr.	Chairman	59	2004
Russell S. Thomas	Director	54	2015
Jeffery A. Surges	President, Chief Executive Officer and Director	49	2015

Class II Director Nominated for Election at the 2019 Annual Meeting of Stockholders:

A. John Ansay	Director	60	2014
Ezra Perlman	Director	45	2016

Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Vickie L. Capps has been a member of our board of directors since August 2014. Ms. Capps was the Chief Financial Officer of DJO Global, Inc., a medical device company, from 2002 to 2013. Prior to joining DJO Global, Inc., Ms. Capps served as the chief financial officer of several other public and private companies and as a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps has served as a member of the board of directors of Otonomy, Inc. (Nasdaq: OTIC), a biopharmaceutical company, since March 2014 and is the chair of its audit committee and a member of its nominating and governance committee. Ms. Capps has also served as a member of the board of directors of NuVasive, Inc. (Nasdaq: NUVA), a medical device company, since June 2015 and is a member of its audit and nominating and governance committees. In addition, Ms. Capps is a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare investment firm, and is a member of the board of directors of its portfolio company Eagle Rx, Inc., a provider of pharmacy services to the hospice industry. From December 2013 to August 2015, Ms. Capps served as a member of the board of directors of RF Surgical Systems, Inc. and the chair of its audit committee, prior to the company’s acquisition by Medtronic plc (NYSE: MDT). From 2007 to July 2010, Ms. Capps served as a member of the board of directors of SenoRx, Inc., a medical device company, prior to its acquisition by C. R. Bard, Inc. (NYSE: BCR) in July 2010. Ms. Capps is a California Certified Public Accountant and was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. She also serves on the boards of directors of the San Diego State University Research Foundation and The Santaluz Club. Ms. Capps holds a bachelor’s degree in business administration/accounting from San Diego State University. We believe that Ms. Capps’ strong skill set consisting of corporate finance, accounting, operations, investor relations, capital markets and strategic business development, along with her experience in the healthcare industry, makes her a valuable member of our board of directors.

Paul Kusserow has been a member of our board of directors since October 2014. Mr. Kusserow is the President and Chief Executive Officer and a member of the board of directors of Amedisys, Inc. (Nasdaq: AMED), a leading home health and hospice company that he joined in December 2014. Prior to joining Amedisys, Mr. Kusserow served as the Vice Chairman and President of Alignment Healthcare, Inc., an integrated clinical care company, from June 2014 to December 2014 and provided executive advisory services to companies and investors in the healthcare industry from December 2013 to June 2014. Previously, Mr. Kusserow was Senior Vice President and Chief Strategy, Innovations and Corporate Development Officer of Humana Inc., a leading health and well-being company, from January 2008 through December 2013. Mr. Kusserow currently serves on the board of directors of Amedisys, Inc., as well as on the boards of directors of New Century Health, Inc. and Picwell, Inc., both privately held companies. Mr. Kusserow previously served as the chairman of the board of directors of Availity Inc. and Healthsense, Inc., both privately held companies Mr. Kusserow holds a B.A. from Wesleyan University and an M.A. from Oxford University. We believe Mr. Kusserow’s extensive experience in the healthcare industry makes him a valuable member of our board of directors.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

David A. Jones, Jr. has been a member of our board of directors since 2004 and Chairman of the Board since 2011. Mr. Jones is the Chairman of Chrysalis Ventures, LLC, a venture capital firm which he founded in 1993. Mr. Jones has served on the board of directors of Humana Inc. (NYSE: HUM), a leading health and well-being company, since 1993 and served as chairman of the board from 2005 through 2010. In addition, Mr. Jones currently serves on the boards of Foundation Radiology Group, Inc., Insider Louisville, and MyHealthDIRECT, Inc. Mr. Jones also serves on the board of the Humana Foundation and is a member of the Health Executives Network. Mr. Jones has a B.A. from Yale University and a J.D. from Yale Law School. We believe Mr. Jones’ diverse experience in the healthcare industry and his knowledge of emerging technologies and business models through his experience as a successful venture capital investor make him a valuable member and Chairman of our board of directors.

Russell S. Thomas has been a member of our board of directors since January 2015. Mr. Thomas currently serves as the Chief Executive Officer of Availity LLC, a provider of health information exchange services to healthcare providers and health plans, where he previously served as President and Chief Operating Officer from January 2008 to March 2012. Prior to joining Availity, Thomas served as the CEO of Gold Standard, Inc., a health information technology company. Mr. Thomas also serves on the board of directors of the eHealth Initiative, a non-profit, membership organization for the healthcare industry focused on information technology. Mr. Thomas holds a B.A. from Virginia Tech and a J.D. from the University of Virginia School of Law. We believe that Mr. Thomas’ significant experience in the healthcare industry and with health information companies makes him a valuable member of our board of directors.

Jeffery Surges has served as our Chief Executive Officer and as a member of our board of director since November 2015 and as our President since August 2016. Prior to joining the Company, Mr. Surges served as President of Healthgrades Operating Company, Inc., an online resource for comprehensive information about physicians and hospitals, from June 2014 through April 2015. Previously, Mr. Surges served as the Chief Executive Officer of Merge Healthcare Inc., a medical imaging company acquired by IBM in 2015, from November 2010 through August 2013, and as President of Sales for Allscripts Healthcare Solutions, Inc., a provider of healthcare information technology solutions, from January 2008 through November 2010. Mr. Surges also served as Chief Executive Officer of Extended Care Information Network, Inc. from 1999 through its acquisition by Allscripts Healthcare Solutions in December 2007. Mr. Surges currently serves as the chairman of the board of directors of Strategic Health Services, a privately held company, and previously served on the board of directors of Merge Healthcare from May 2010 through August 2013. Mr. Surges holds a B.A. from Eastern Illinois University. We believe that Mr. Surges extensive leadership experience with healthcare information technology companies and in the healthcare industry, along with his perspective as our Chief Executive Officer, makes him a crucial member of our board of directors.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

A. John Ansay has been a member of our board of directors since August 2014. Mr. Ansay is the co-founder of Equian, LLC (formerly Health Systems International, Inc.), a payment integrity service and technology provider to the commercial health and workers’ compensation markets that was founded in 2001. He has also served as a Principal for Ansay & Associates, LLC, an independent insurance agency, since 1980. He currently serves on the board of directors of The Retirement Advantage, Inc., a third-party administrator for retirement plans. Mr. Ansay holds a B.S. in business from Marquette University. He also holds Certified Insurance Counselor (CIC) and Certified Public Accountant (CPA) designations. We believe that Mr. Ansay’s diverse experience in the healthcare industry and insurance industries makes him a valuable member of our board of directors.

Ezra Perlman has been a member of our board of directors since April 2016. Mr. Perlman is a Co-President of Francisco Partners and focuses primarily on investments in the software and services sectors, with a specific emphasis on healthcare technology. Prior to joining Francisco Partners in 2003, Mr. Perlman was a venture capitalist with Battery Ventures, where he was involved in identifying, executing and managing private equity investments in software companies. Mr. Perlman serves on the board of directors of Avalon Healthcare Solutions, LLC, eSolutions Inc., HealthcareSource HR, Inc., Landmark Health, LLC, Nextech Systems, LLC, and QGenda, Inc., all privately held companies. Mr. Perlman holds a B.A. in applied mathematics from Harvard University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Perlman’s diverse experience in the healthcare industry and his experience as a successful venture capital and private equity investor make him a valuable member of our board of directors. Mr. Perlman was elected to our board of directors by designation of Francisco Partners.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Messrs. Ansay, Jones, Kusserow and Thomas and Ms. Capps is an “independent director” for purposes of the rules of the Nasdaq Global Market (the “Nasdaq Listing Rules”) and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors. Our board of directors determined that Ezra Perlman is not an independent director because of his affiliation with Francisco Partners. Our board previously determined that Alan J. Ying, who served on our board of directors until our 2016 annual meeting of stockholders on April 28, 2016, was also an “independent director” for purposes of the Nasdaq Listing Rules and that Robert Douglas Schneider and Brett S. Carlson, who served on our board of directors until May 2, 2016 and April 28, 2016, respectively, were not independent directors.

The definition of independence under the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.

During its independence review, our board of directors considered that Mr. Ansay is an officer, part-owner and board member of Ansay & Associates, LLC, an independent insurance agency that in June 2014 entered into an agreement with us pursuant to which Ansay & Associates licensed certain of our products in the ordinary course of business through the 2016 termination of the agreement. Our board of directors determined that this relationship does not impair Mr. Ansay’s independence or result in a material relationship with us that could compromise Mr. Ansay’s ability to exercise independent judgment in carrying out his responsibilities because the agreement was entered into in the ordinary course of business for both Ansay & Associates and us, and the fees we received under the agreement do not otherwise require disclosure pursuant to Item 404(a) of Regulation S-K or otherwise impair Mr. Ansay’s independence under the Nasdaq Listing Rules.

In addition, our board of directors also considered that Mr. Jones is a member of the board of directors of Humana, Inc., to which we have made payments of $0.6 million in each of fiscal 2015 and 2016 in the ordinary course of business for health care premium payments. Under our arrangement with Humana, Inc., the premiums charged and benefits provided are comparable to those Humana extends to other non-affiliated customers. Our board of directors determined that this relationship does not impair Mr. Jones’ independence or result in a material relationship with us that could compromise Mr. Jones’ ability to exercise independent judgment in carrying out his responsibilities because the agreement was entered into in the ordinary course of business for both Humana and us, and the fees we paid under the agreement do not otherwise impair Mr. Jones’ independence under the Nasdaq Listing Rules.

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.

Risk Management

Our risk management function is overseen by our board of directors. Through our management reports, our internal risk assessments and company policies, such as our corporate governance guidelines, our code of business conduct and ethics and our audit committee’s and compensation committee’s review of financial and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Surges, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors conduct an assessment by themselves.

Executive Sessions

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2016, the board of directors held 10 meetings and acted five times by unanimous written consent. The board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of April 17, 2017:

Name of Director	Audit	Compensation	Nominating and Corporate Governance	Investor
Jeffery A. Surges
A. John Ansay	X
Vickie L. Capps	Chair
David A. Jones, Jr.			Chair
Paul Kusserow		Chair	X
Ezra Perlman		X		Chair
Russell S. Thomas	X	X

Audit Committee

The members of the audit committee are Messrs. Ansay and Thomas and Ms. Capps, each of whom is a non-employee member of our board of directors. Ms. Capps serves as the chair of the audit committee. Our board of directors determined that each of Messrs. Ansay and Thomas and Ms. Capps is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members. Our board of directors has determined that each of Messrs. Ansay and Thomas and Ms. Capps meet the requirements for financial literacy and sophistication, and that Ms. Capps qualifies as an “audit committee financial expert,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the terms of the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent auditors, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•	reviewing and discussing with management and the independent auditor our annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor;

•	reviewing and investigating conduct alleged to be in violation of our code of conduct and establishing procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving any related party transactions;

•	preparing the audit committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

During the fiscal year ended December 31, 2016, the audit committee held eight meetings. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

The members of the compensation committee are Messrs. Kusserow, Perlman, and Thomas. Mr. Kusserow serves as the chair of the compensation committee. Our board of directors has determined that Messrs. Kusserow and Thomas are independent for purposes of the Nasdaq Listing Rules and are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act. Our board of directors has further determined that each of Messrs. Kusserow, Perlman and Thomas is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended. As noted above, as a controlled company under the Nasdaq Listing Rules, we are not required to have a compensation committee consisting of all independent directors.

Our compensation committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving salaries, bonuses, incentive compensation, equity awards benefits and perquisites of our Chief Executive Officer and our other executive officers;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the company’s senior management team and key operating personnel, are essential to our performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans.

Pursuant to its written charter, in fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to one or more subcommittees of the compensation committee composed of one or more members of the committee. The compensation committee also has the authority to engage the services of outside advisors as deemed appropriate to assist in the evaluation of the compensation of directors, the principal executive officer or other executive and non-executive officers, and in the fulfillment of the compensation committee’s other duties. In 2014, the compensation committee engaged Hay Group, Inc., which was purchased by Korn/Ferry International in September 2015 (“Korn Ferry”), as its independent compensation consultant to support the development of our post-IPO board of directors and executive officer compensation programs. In fiscal 2016, the compensation committee also utilized Korn Ferry to assist with the amendment to our 2014 Equity Incentive Plan. Korn Ferry provides analyses and recommendations that inform the compensation committee’s decisions, but does not decide or approve any compensation actions. The engagement of any compensation consultant rests exclusively with the compensation committee, which has the sole authority to retain and terminate any compensation consultant or other advisor that it uses. The compensation committee has assessed the independence of Korn Ferry and concluded that no conflicts of interest exist that would prevent Korn Ferry from providing independent and objective advice to the compensation committee.

During the fiscal year ended December 31, 2016, the compensation committee held two meetings and acted four times by unanimous written consent.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Jones and Kusserow. Mr. Jones serves as the chairperson of the nominating and corporate governance committee. Our board of directors determined that each of Messrs. Jones and Kusserow is independent for purposes of the Nasdaq Listing

Rules and under applicable SEC rules and regulations. The composition of our nominating and corporate governance committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations and all of our nominating and corporate governance committee members are independent directors.

Our nominating and corporate governance committee is responsible for, among other things:

•	assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•	developing, recommending and reviewing our corporate governance guidelines and code of business conduct and ethics;

•	assisting our board of directors in its evaluation of its performance and the performance of each of its committees; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

During the fiscal year ended December 31, 2016, the nominating and corporate governance committee held two meetings and acted one time by unanimous written consent.

As described elsewhere in this proxy statement, the Investor Committee of our board of directors has the sole power to appoint directors designated by Francisco Partners pursuant to the Series B Investor Rights Agreement.

Investor Committee

The sole member of the Investor Committee of our board of directors is Ezra Perlman, who serves as the chairman of the committee. The committee is responsible for, among other things:

•	in its sole discretion, approving resolutions increasing or decreasing the size of the board or any committee of the board in connection with the election or removal of individuals designated to become board members by Francisco Partners pursuant to the Series B Investor Rights Agreement, who we refer to as the FP Designated Directors;

•	evaluating the qualifications of Designated Directors;

•	in its sole discretion, electing Designated Directors to fill vacancies on the board; and

•	considering committee member qualifications, appointment and removal with respect to Designated Directors and, in its sole discretion, appointing Designated Directors to committees of the board.

In fulfilling its responsibilities, the committee may delegate its duties or responsibilities to one or more subcommittees of the committee composed of one or more members of the committee. The committee may also obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties, and to determine the terms, costs and fees for such engagements.

Director Nominations

As noted above, Francisco Partners has the right to designate a number of directors to our board of directors proportionate to its ownership of our outstanding voting securities and the Investor Committee has the sole authority to formally elect directors designated by Francisco Partners to our board of directors. For all other directors, our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. However, at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the board of directors. As noted above, we are a “controlled company” under the Nasdaq Listing Rules, and therefore, we are not required to have a board of directors with at least a majority of independent members, although currently a majority of the members of our board of directors are independent.

The nominating and corporate governance committee will evaluate annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. Subject to the rights of Francisco Partners, the nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholders Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.

To our knowledge, the current director appointed to our board of directors under an arrangement with Francisco Partners, Ezra Perlman, does not receive any additional compensation from Francisco Partners or any other third party specifically related to his service on our board of directors.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Connecture, Inc.

c/o Corporate Secretary

18500 West Corporate Drive, Suite 250

Brookfield, Wisconsin 53045

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. One director attended our 2016 annual meeting of stockholders.

Committee Charters and Other Corporate Governance Materials

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors and consultants. The Code is available on the investor relations section of our website at http://investors.connecture.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Connecture, Inc., 18500 West Corporate Drive, Suite 250, Brookfield, Wisconsin 53045. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.

Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee, the nominating and corporate governance committee and the Investor Committee. Each charter is available on the investor relations section of our website at http://investors.connecture.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.connecture.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Connecture, Inc., 18500 West Corporate Drive, Suite 250, Brookfield, Wisconsin 53045.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Connecture. During the fiscal year ended December 31, 2016, none of our company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Connecture, Inc. for the fiscal year ending December 31, 2017. Deloitte has served as our auditor since 2012. A representative of Deloitte is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2016 and 2015:

	Fiscal 2016	Fiscal 2015
Audit fees(1)	$662,000	$535,000
Audit-related fees(2)	83,000	53,000
Tax fees(3)	69,000	174,000
All other fees(4)	—	—

Total fees	$814,000	$762,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.
(4)	All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Deloitte are compatible with maintaining the independence of Deloitte. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has pre-approved all services since the pre-approved policy was adopted. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of Deloitte as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Deloitte as our independent registered public accounting firm, the audit committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three directors. Messrs. Ansay and Thomas and Ms. Capps are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Connecture’s website at http://investors.connecture.com.

The audit committee oversees Connecture’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Connecture’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Connecture’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited consolidated financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Deloitte & Touche LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, and Securities and Exchange Commission rules and regulations including Rule 2-07 of Regulation S-X. In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of Connecture’s financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Connecture’s board of directors that the company’s audited consolidated financial statements be included in Connecture’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE

A. John Ansay

Vickie L. Capps, Chair

Russell S. Thomas

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Connecture under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act, except to the extent that Connecture specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table presents compensation information for fiscal 2016 and 2015 paid to, or earned by, the individual who served as our principal executive officer in fiscal 2016 and our two other most highly compensated persons serving as executive officers as of December 31, 2016. We refer to these current and former executive officers as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(4)	Option Awards(4)		All Other Compensation(6)		Total
Jeffery A. Surges(1)	2016	$450,000	$—		$914,125	$—		$7,020		$1,371,145
President and Chief Executive Officer	2015	59,712	—		$884,250	171,596		22		1,115,580
James P. Purko(2)	2016	280,000	—		—	54,587	(5)	19,472	(7)	354,059
Former Chief Financial Officer	2015	280,000	—		142,125	206,625		5,000		633,750
Mark E. Granville	2016	300,417	30,000	(3)	—	54,587	(5)	9,118		394,122
Chief Delivery Officer	2015	256,792	—		113,700	165,300		6,064		541,856

(1)	Mr. Surges joined the Company in November 2015, and therefore, only compensation paid to, or earned by, Mr. Surges in such period of fiscal 2015 is listed in the table above.
(2)	Mr. Purko was our Chief Financial Officer through December 31, 2016.
(3)	Represents a discretionary retention bonus paid to Mr. Granville in connection with Mr. Granville’s promotion to Chief Delivery Officer and upon approval of the compensation committee of the board of directors.
(4)	Amounts reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards and stock option awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Assumptions used in calculating these amounts are described in Note 11 of the Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2016. The amounts reported reflect the accounting cost for these awards, and do not correspond to the actual economic value that our named executive officers may receive from these awards.
(5)	Amount reflects the fair value of the modification in August 2016 of the vesting of certain stock options previously subject to performance vesting conditions, computed in accordance with ASC Topic 718, Compensation-Stock Compensation.
(6)	Unless otherwise noted, represents fiscal 2016 and 2015 401(k) matching contributions and the taxable value of Company-provided life insurance.
(7)	Includes a $12,500 payment made to Mr. Purko as of his last day of employment pursuant to the terms of his Separation Pay Agreement, as described below in “Compensation of Named Executive Officers and Directors—Potential Payments upon Change in Control”.

Executive Officers

The following table sets forth information regarding our executive officers as of April 17, 2017.

Name	Age	Position
Jeffery A. Surges	49	President, Chief Executive Officer and Director
Vincent E. Estrada	52	Chief Financial Officer and Secretary
David A. Sockel	53	Executive Vice President of Strategy and Corporate Development
Mark E. Granville	61	Chief Delivery Officer
Lea DeVillers	48	General Counsel

Mr. Surges’ biography can be found on page 7 of this Proxy Statement with the biographies of the other members of the board of directors. Biographies for our other executive officers, including our other named executive officers, are below.

Vincent E. Estrada has served as our Chief Financial Officer and Secretary since January 2017. Previously, Mr. Estrada served as Chief Financial Officer and Executive Vice President of Business Development for HealthMEDX, LLC, a developer of electronic medical record (EMR) solutions for long-term and other non-acute care providers, during his tenure from December 2011 through its October 2016 acquisition by Netsmart Technologies, Inc. Mr. Estrada started his career as a Certified Public Accountant with Arthur Andersen & Co. in 1986, after receiving a BSA in Accounting and Finance from the University of Illinois.

David A. Sockel has served as our Executive Vice President of Strategy and Corporate Development since April 2015. Mr. Sockel was our Chief Revenue Officer from May 2011 until April 2015. Prior to becoming our Chief Revenue Officer, Mr. Sockel served as the Chief Executive Officer of HealthPlan CRM, a provider of healthcare member acquisition and marketing solutions, from September 2010 to April 2011. Prior to that time, Mr. Sockel served in various positions with us from 1999 to 2010, including as a Senior Vice President for Corporate and Sales Development from July 2009 to August 2010 and a Vice President of Operations and Business Development from 1999 to 2009. Mr. Sockel holds a B.S. in business administration and marketing from the University of Illinois Champaign-Urbana, an M.A. in public policy from the University of Chicago and an MBA from the University of Chicago Booth School of Business.

Mark E. Granville has served as our Chief Delivery Officers since August 2016. Mr. Granville was our Senior Vice President and General Manager, InsureAdvantage from October 2012 until August 2016. Previously, Mr. Granville worked for the healthcare business of Thomson Reuters (now Truven Health Analytics Inc.), a provider of healthcare data, analytics and advisory services, where he served as Senior Vice President, Analytic Consulting, from January 2012 to October 2012 and as Senior Vice President, Client Experience from August 2009 to December 2012. He holds a B.B.A. in management information systems from Bowling Green State University and an MBA from the University of Wyoming–Casper.

Lea DeVillers has served as our General Counsel since June 2013. Previously, she was Corporate Counsel for us from December 2010 to June 2013. Prior to joining Connecture, she was in-house counsel for Blue Cross Blue Shield of Minnesota, a health insurance company, from 1996 to 2002, where she provided legal advice to the government programs business unit on a variety of transactional, regulatory compliance, and policy and legislative affairs matters. Ms. DeVillers was not employed from 2002 to 2010 when she was devoting her full time to family matters. Ms. DeVillers holds a B.A. from the University of Wisconsin–Milwaukee and a J.D. from the University of Virginia School of Law.

Potential Payments Upon Termination and Change in Control

Jeffery A. Surges, our President and Chief Executive Officer, is party to an employment agreement with us effective November 12, 2015. Mr. Surges’ employment agreement has no specific term and constitutes at-will employment. Mr. Surges’ annual base salary is $450,000, and beginning in fiscal 2016, he was eligible to receive an annual bonus of 50% of his annual base salary. Mr. Surges is also eligible to receive benefits that are substantially similar to those of our other employees. Payment of any bonus to Mr. Surges is subject to the sole and absolute discretion of the Compensation Committee. Pursuant to Mr. Surges’ agreement, in the event Mr. Surges is terminated without cause or if Mr. Surges voluntarily terminates his employment with us for good reason, we are obligated to pay him (i) an amount equal to 100% of his then-current annual base salary, to be paid out in monthly installments over a period of 12 months, (ii) the premium for Mr. Surges and his dependents’ group health care continuation coverage for 12 months, (iii) vested benefits under any employee benefit plan and any earned but unpaid bonus, and (iv) if such termination is after June 30, a prorated target bonus. If such termination occurs within 12 months of a change in control (as defined in our 2014 Equity Incentive Plan), 100% of Mr. Surges’ outstanding but unvested equity awards will vest in full. For purposes of Mr. Surges’ agreement,

“cause” means (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) material failure to abide by the Company’s code of conduct or other policies, which failure, to the extent such failure can be cured, is not cured within a reasonable period of time after written notice; (iii) unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company; (iv) any intentional act that has a material detrimental effect on the Company’s reputation or business; (v) repeated failure to perform any reasonable assigned duties after written notice of, and a reasonable opportunity to cure, such failure; (vi) any material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement with the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude or that impairs Mr. Surges’ ability to perform his duties. For purposes of Mr. Surges’ agreement, “good reason” is defined as Mr. Surges’ resignation (i) if we, without his written consent, (a) materially reduce Mr. Surges’ then-current authority, duties or responsibilities; (b) materially reduce Mr. Surges’ then-current base salary, unless substantially all other executive management employees’ base salaries are similarly or proportionally reduced; (c) materially change the geographic location at which Mr. Surges must perform services for us; or (d) materially breach the employment agreement; and (ii) Mr. Surges provides written notice of the action to us within 60 days, we do not remedy the action within 30 days (the cure period) and Mr. Surges resigns within ten days of the expiration of the cure period. Mr. Surges is also subject to certain restrictive requirements that provide that Mr. Surges will (i) not solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not compete with us or assist any other person to compete with us during employment and a period of 12 months after the termination of employment and (iii) protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

Mark E. Granville is party to a separation pay agreement with us, dated September 10, 2012, as amended. Pursuant to Mr. Granville’s agreement, in the event Mr. Granville is terminated without cause, we are obligated to (i) pay him an amount equal to 75% of his then-current annual base salary, to be paid out in equal monthly installments over a period of nine months, and (ii) pay the premium for Mr. Granville and his dependents’ group health care continuation coverage for nine months. Mr. Granville is also party to a letter agreement with us, dated March 30, 2017. Pursuant to the letter agreement, if Mr. Granville remains employed with us through December 31, 2017 or if he is terminated by us without cause prior to that date, we will pay him a bonus of $30,000. For purposes of Mr. Granville’s separation pay agreement and letter agreement, “without cause” was defined as any termination for reasons other than (i) death; (ii) disability; (iii) mutual agreement; or (iv) cause. “Cause” was defined as (i) willful insubordination; (ii) any act or omissions that is, or is likely to be, intentionally injurious to the Company or the business reputation of the Company; (iii) willful misconduct, dishonesty, fraud or malfeasance that results in injury to the Company; or (iv) indictment for, conviction or the entry of a plea of guilty or no contest to a felony or crime involving moral turpitude. Mr. Granville is also subject to certain restrictive requirements that provide that Mr. Granville will (i) not solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not compete with us or assist any other person to compete with us during employment and a period of 12 months after the termination of employment and (iii) protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

Mr. Purko, our former Chief Financial Officer, separated from the Company on December 31, 2016. Upon separation, Mr. Purko was deemed to have been terminated without cause and accordingly, became entitled to the payments specified in the separation pay agreement he entered into with us during his employment, originally dated July 23, 2012, as amended on April 29, 2015 and December 14, 2016. In addition, as of his separation, on December 14, 2016, the Compensation Committee approved amendments to the terms of Mr. Purko’s outstanding stock options to provide that such options, to the extent vested, will be exercisable for a period of 365 days following Mr. Purko’s separation from the Company. Pursuant to Mr. Purko’s separation pay agreement, as amended, in the event that Mr. Purko was terminated without cause, we were obligated to pay him (i) an amount equal to 100% of his then-current annual base salary, to be paid out in equal monthly installments over a period of 12 months; (ii) the premium for Mr. Purko and his dependents’ group health care continuation coverage for 12 months; and (iii) a lump sum payment equal to the sum of Mr. Purko’s accrued but unused vacation as of the date of his termination plus $12,500. The severance benefits described above were contingent on Mr. Purko (i) executing a separation and release agreement; (ii) continuing compliance with certain restrictive covenants set forth in his employment agreement or separation pay agreements and (iii) cooperating with us as reasonably necessary during the separation pay period (as defined in each separation pay agreement). For purposes of these separation pay agreements, “without cause” was defined as any termination for reasons other than (i) death; (ii) disability; (iii) mutual agreement; or (iv) cause. “Cause” was defined as (i) willful insubordination; (ii) any act or omissions that is, or is likely to be, intentionally injurious to the Company or the business reputation of the Company; (iii) willful misconduct, dishonesty, fraud or malfeasance that results in injury to the Company; or (iv) indictment for, conviction or the entry of a plea of guilty or no contest to a felony or crime involving moral turpitude. Mr. Purko’s separation pay agreement provided that Mr. Purko must (i) not solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not assist any other person to compete with us during employment and a period of 12 months after the termination of employment and (iii) protect our confidential and proprietary information and assign to us intellectual property developed during the course of employment.

In addition, under our 2010 Stock Incentive Plan, as amended (the “2010 Stock Plan”), and our 2014 Stock Incentive Plan (the “2014 Plan”), certain stock option agreements and restricted stock unit agreement applicable to our named executive officers provide that in the event of a change in control, the respective awards granted to our named executive officers will vest in full immediately before and contingent upon the change in control, subject to continuous service through the date of the change in control. Specifically, with respect to Mr. Surges, upon a change in control all unvested shares subject to any outstanding equity grants issued to Mr. Surges for which the vesting is time based will accelerate and vest in full. In addition, with respect to equity grants to Mr. Surges for which the testing is based on the Company’s stock price, to the extent that the price per share of the Company’s Common Stock as of the closing of the change in control transaction meets or exceeds a stock price threshold in the applicable vesting schedule, such threshold will be deemed to have been achieved notwithstanding any durational requirements for the market price of the Company’s Common Stock otherwise contained in award agreement. As noted above, if Mr. Surges is terminated without cause or resigns for good reason within 12 months of a change in control, all of Mr. Surges’ outstanding but unvested equity awards will vest in full. Mr. Granville does not hold any unvested awards that vest in full upon a change in control and any unvested awards held by Mr. Purko as of his separation date were forfeited.

401(k)

We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limit, $18,000 for those under age 50 and $24,000 for those 50 and older in 2016, and have us contribute the amount of this reduction to the 401(k) plan. In 2016, we matched up to 40% of the first 6% of employee contributions. Our contributions were $0.7 million in each of the years ended December 31, 2016 and 2015. We intend for the 401(k) plan to qualify under Section 401 of the Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2016.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2016.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information regarding outstanding equity awards held by our named executive officers at December 31, 2016.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jeffery A. Surges	—		65,000	(2)	$3.93	11/12/2025		143,753	(3)	$241,505
	12,638	(4)	22,362	(4)	3.93	11/12/2025		355,000	(5)	$596,400
James P. Purko	155,410	(6)	—		1.866	12/31/2017	(7)
	17,708	(8)	19,792	(8)	11.37	12/31/2017	(7)
Mark E. Granville	155,410	(6)	—		1.866	10/26/2022		6,667	(9)	11,201
	14,169	(10)	15,831	(10)	11.37	4/29/2025

(1)	Shares of common stock.
(2)	This option grant vests in accordance with certain milestones based on the price per share of the Company’s common stock on the Nasdaq Global Market.
(3)	This RSU award vested with respect to 1/3 of the shares on November 12, 2016, and vest as to 1/36 of the shares on each full month following November 12, 2016, until fully vested.
(4)	This option grant vested with respect to 1/3 of the shares on November 12, 2016, and vests as to 1/36 of the shares on each full month following November 12, 2016, until fully vested.
(5)	This RSU award vests in accordance with certain milestones based on the price per share of the Company’s common stock on the Nasdaq Global Market.
(6)	This option grant was fully vested as of December 31, 2016, and is fully exercisable.
(7)	Pursuant to an amendment to Mr. Purko’s outstanding option awards as of December 14, 2016, upon Mr. Purko’s separation from the Company, he will have 365 days in which to exercise vested stock options.
(8)	This option grant vested with respect to 1/3 of the shares on July 1, 2016, and vested as to 1/36 of the shares on each full month following July 1, 2016 until Mr. Purko’s separation from the Company on December 31, 2016. All unvested shares subject to the option award were forfeited as of Mr. Purko’s separation.
(9)	This RSU award vested with respect to 1/3 of the shares on July 1, 2016 and vests as to 1/3 of the shares on each of July 1, 2017, and July 1, 2018.
(10)	This option grant vested with respect to 1/3 of the shares on July 1, 2016, and vests as to 1/36 of the shares on each full month following July 1, 2016, until fully vested.

Compensation of Directors

In connection with our initial public offering, in December 2014, we implemented a director compensation policy, pursuant to which our non-employee directors and directors not affiliated with our institutional investors are entitled to receive an annual cash fee of $44,000 and an annual equity award of $66,000 in restricted stock. The number of shares underlying the restricted stock units is determined by dividing $66,000 by the closing price of our common stock on the date of grant, and the restricted stock units vest monthly over 12 months beginning one month following the date of grant, provided that the director continues to serve as a director through such vesting date. The audit committee chairperson receives an annual fee of $12,000. The compensation committee chairperson receives an annual fee of $10,000. The nominating and corporate governance committee chairperson receives an annual fee of $10,000. Members of our board of directors are also reimbursed for travel and other out-of-pocket expenses in connection with attending meetings.

The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation. Our President and Chief Executive Officer, Jeffery Surges, did not receive additional compensation for his services as a director and, consequently, is not included in the table. The compensation received by Mr. Surges as an employee is presented in the Summary Compensation Table. In addition, Robert Douglas Schneider, a member of our board of directors until May 2, 2016 and our former Chief

Product Officer and President, was an executive officer of the Company in 2016 other than a named executive officer and did not receive additional compensation for his services as a director. Accordingly, Mr. Schneider has been omitted from the following table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
A. John Ansay(2)	$44,000	(9)	$50,518	$94,518
Vickie L. Capps(3)	56,000	(10)	50,518	106,518
Brett S. Carlson(4)	25,385	(4)	—	25,385
David A. Jones, Jr.(5)	—		—	—
Paul Kusserow(6)	45,739	(11)	50,518	96,257
Ezra Perlman(5)	—		—	—
Russell S. Thomas(7)	44,000	(9)	50,518	94,518
Alan J. Ying(8)	31,154	(12)	—	31,154

(1)	Unless otherwise noted, amount represents the grant date fair value of RSUs granted on November 30, 2016 as computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Assumptions used in calculating these amounts are described in Note 11 of the Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2016. The amounts reported reflect the accounting cost for these awards, and do not correspond to the actual economic value that our directors may receive from these awards.
(2)	Mr. Ansay held 13,580 unvested restricted stock units as of December 31, 2016.
(3)	Ms. Capps held 13,580 unvested restricted stock units as of December 31, 2016.
(4)	Mr. Carlson was a member of our board of directors through our 2016 annual meeting of stockholders on April 28, 2016. In addition to serving as a director, Mr. Carlson was also a non-executive officer, part-time employee of the Company. The amounts listed above represent fees earned by Mr. Carlson for service on our board of directors. In addition, in 2016, Mr. Carlson received $25,032 in cash for service as a part-time employee of the Company and upon his separation from the Company, the vesting of 4,860 of Mr. Carlson’s outstanding unvested RSUs, which were granted for his service as an employee, were accelerated such that they vested as of his separation from the Company. There was no incremental fair value associated with the acceleration of the vesting of the RSUs previously granted to Mr. Carlson, as computed in accordance with ASC Topic 718, Compensation-Stock Compensation. For a description of Mr. Carlson’s employment relationship with the Company, see “Related Party Transactions—Employment Agreements” elsewhere in this Proxy Statement. Mr. Carlson did not hold any unvested restricted stock units or any unexercised option awards as of December 31, 2016.
(5)	Messrs. Jones and Perlman did not receive compensation for their services as a director in 2016 pursuant to our director compensation policy, which provides that non-employee directors affiliated with our institutional investors do not receive such compensation. Neither Mr. Jones nor Mr. Perlman personally held any unvested restricted stock units or any unexercised option awards as of December 31, 2016.
(6)	Mr. Kusserow held 13,580 unvested restricted stock units as of December 31, 2016.
(7)	Mr. Thomas held 13,580 unvested restricted stock units as of December 31, 2016.
(8)	Dr. Ying was a member of our board of directors through our 2016 annual meeting of stockholders on April 28, 2016. Dr. Ying did not hold any unvested restricted stock units and or unexercised option awards as of December 31, 2016. Upon his separation from our board of directors in April 2016, the vesting of 1,500 of Dr. Ying’s outstanding unvested RSUs that would have otherwise been forfeited were accelerated. There was no incremental fair value associated with the acceleration of the vesting of the RSUs previously granted to Dr. Ying, as computed in accordance with ASC Topic 718, Compensation-Stock Compensation.
(9)	Consists of a $44,000 annual cash fee for service on the board of directors.
(10)	Consists of a $44,000 annual cash fee for service on the board of directors and a $12,000 cash fee for service as the audit committee chair.
(11)	Consists of a $44,000 annual cash fee for service on the board of directors and a pro-rated $10,000 cash fee for partial year service as the compensation committee chair.
(12)	Consists of a pro-rated $44,000 annual cash fee for service on the board of directors and a pro-rated $10,000 cash fee for partial year service as the compensation committee chair. Dr. Ying was a member of our board of directors through our 2016 annual meeting of stockholders on April 28, 2016.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 2010 Stock Incentive Plan (the “2010 Stock Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 Purchase Plan”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2016:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,936,197	(1)	$3.01	(2)	1,819,159	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	2,936,197	(1)			1,819,159	(3)

(1)	Excludes purchase rights estimated to accrue under the 2014 Purchase Plan in the November 2016 to May 2017 offering period.
(2)	The weighted average exercise price is calculated based solely on outstanding stock option units. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(3)	Includes 1,649,718 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 169,441 shares of common stock available for future issuance under the 2014 Purchase Plan. The 2014 Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1, 2017 and each subsequent anniversary through 2024, by an amount equal to the smaller of (i) 2% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The reserve under the 2014 Plan also will be increased to include any shares subject to outstanding stock options under the 2010 Stock Plan at the time of its termination that are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 2010 Stock Plan. The 2014 Purchase Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1, 2017 and each subsequent anniversary through 2024 equal to the smallest of (i) 100,000 shares, (ii) 0.25% of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (iii) such other amount as may be determined by the board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers and Directors” elsewhere in this proxy statement and the transactions described below.

Series B Preferred Stock Financing

On March 10, 2017, we entered into an Investment Agreement with Francisco Partners and Chrysalis pursuant to which we issued and sold a total of 17,500 shares of our newly created Series B Preferred Stock at a purchase price of $1,000 per share, for an aggregate purchase price of $17,500,000. Each of Francisco Partners and Chrysalis was a holder of more than 5% of a class of our voting securities as of the closing of the Series B Financing. In addition, Ezra Perlman, a member of our board of directors at the time of the Series B Financing, is a Co-President of the managing companies of Francisco Partners and David A. Jones, Jr., the chairman of our board of directors, is a member of the general partner of Chrysalis. The Series B Financing was negotiated by a special committee of independent directors of our board of directors and reviewed and approved by the Audit Committee of our board of directors.

In addition to the rights with respect to our board of directors described in the section entitled “Explanatory Note Concerning the Composition of our Board of Directors” elsewhere in this Proxy Statement, the Series B Investor Rights Agreement provides, among other things, that the Series B Investors have the right to require the Company to file with the SEC a registration statement to register for resale the Series B Investors’ shares of Series B Preferred Stock and any shares of common stock issuable upon conversion of the Series B Preferred Stock (collectively, the “Series B Registrable Securities”). The Series B Investors were granted the right to request three underwritten offerings per year and were granted unlimited “piggy-back” registration rights with respect to the Series B Registrable Securities. The obligation to register the Series B Registrable Securities continues until those securities have been sold by the holders of the registration rights, may be sold without limitation under Rule 144 or, in the case of the Series B Preferred Stock, have been redeemed.

On March 10, 2017, we filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Certificate of Designations, 17,500 shares of the Company’s preferred stock were designated as Series B Preferred Stock. The shares of Series B Preferred Stock, among other things:

•	have a stated value of $1,000.00 (the “Series B Stated Value”) and a conversion price of $1.91 (the consolidated closing bid price of a share of Common Stock on the Nasdaq Global Market as of March 9, 2017 and immediately prior to the closing of the Series B Financing), subject to certain customary adjustments;

•	are convertible into a number of shares of our common stock equal to the Series B Stated Value plus all accrued and unpaid dividends thereon, divided by the conversion price then in effect;

•	are entitled to vote with our common stock on an as-converted basis;

•	are entitled to dividends at the annual rate of 15.0% (which will increase in certain circumstances, but in no event will be more than 20.0% annually), payable quarterly in kind, through an increase in the number of shares of common stock into which shares of Series B Preferred Stock are convertible; provided that we may elect to pay such dividends in cash following March 10, 2019;

•	upon any liquidation, will be entitled to receive, on a pari passu basis with our Series A Preferred Stock and prior to any payments in respect of our common stock, an amount equal to (a) the greater of (i) the Series B Stated Value and (ii) such amount as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to a liquidation plus (b) any accrued but unpaid dividends on the Series B Preferred Stock;

•	will be required to approve the following actions by the Company upon the vote of a majority of the outstanding shares of Series B Preferred Stock: (a) any amendment or alteration of the rights, powers or preferences of the Series B Preferred Stock, (b) any amendment or alteration of the Company’s Certificate of Incorporation in a manner that would adversely affect the Investors’ ability to transfer their securities or convert their Series B Preferred stock into Common Stock, (c) any authorization or creation of any class of stock ranking as to dividends, redemption or distribution of assets upon certain liquidation events, senior to, or otherwise pari passu with, the Series B Preferred Stock, (d) any declaration or payment of any dividend or distribution on any securities ranking junior to the Series B Preferred Stock, (e) the incurrence of any indebtedness for borrowed money by the Company, other than indebtedness (i) incurred in the ordinary course of business or (ii) procured from secured lenders of the Company holding outstanding indebtedness of the Company as of the date of Closing in an aggregate amount not to exceed the maximum authorized amount of credit available pursuant to the terms of the credit agreement with such secured lenders as in effect on the date of Closing, or (f) entering into any agreement with respect to any of the foregoing;

•	beginning on March 10, 2019, may be forced by the Company to convert into shares of Common Stock if the closing price of the Common Stock is at least 175% of the then-applicable conversion price of the Series B Preferred Stock for 45 consecutive trading days when there was a minimum average trading volume of at least 75,000 shares for 40 of such 45 trading days; and

•	will be redeemable (i) at the option of the Investors after May 2, 2023, (ii) at the option of the Series B Investors in the event of a Fundamental Change (as that term is defined in the Series B Certificate of Designations) of the Company, or (iii) at the option of the Company in the event of a Fundamental Change.

Series A Preferred Stock Financing

On March 11, 2016, we entered into an Investment Agreement with Francisco Partners and Chrysalis, pursuant to which we issued and sold 52,000 shares of our newly created Series A Preferred Stock for an aggregate purchase price of $52,000,000. We refer to this transaction as our Series A Financing and the holders of our Series A Preferred Stock as the Series A Investors. Our Series A Financing closed on May 2, 2016, after approved by our stockholders at our 2016 annual meeting of stockholders on April 28, 2016. Chrysalis was a holder of more than 5% of a class of our voting securities as of the Series A Financing and David A. Jones, Jr., the chairman of our board of directors, is a member of the general partner of Chrysalis. In addition, in connection with the Series A Financing, GPP–Connecture, LLC, a holder of more than 5% of a class of our voting securities, and Chrysalis each entered into a Voting Agreement with Francisco Partners pursuant to which GPP–Connecture, LLC and Chrysalis agreed to vote their shares of common stock in favor of the Series A Financing at our 2016 annual meeting of stockholders.

In connection with the closing of the Series A Financing, we and the Series A Investors entered into an Investor Rights Agreement (which we refer to as the Series A Investor Rights Agreement) that provided for certain rights with respect to the designation of members of our board of directors (which rights were superseded by the Series B Investor Rights Agreement). In addition, Series A Investor Rights Agreement provides, among other things, that the Series A Investors have the right to require the Company to file with the SEC a registration statement to register for resale the Series A Investors’ shares of Series A Preferred Stock and any shares of common stock issuable upon conversion of the Series A Preferred Stock (collectively, the “Series A Registrable Securities”). The Series A Investors were granted the right to request three underwritten offerings per year and were granted unlimited “piggy-back” registration rights with respect to the Series A Registrable Securities. The obligation to register the Series A Registrable Securities continues until those securities have been sold by the holders of the registration rights, may be sold without limitation under Rule 144 or, in the case of the Series A Preferred Stock, have been redeemed. We filed a registration statement on Form S-3 for the resale of the Series A Registrable Securities with the SEC on August 30, 2016, and the registration statement was declared effective by the SEC on September 23, 2016.

Prior to the closing of the Series A Financing on May 2, 2016, we filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Certificate of Designations, 52,000 shares of the Company’s preferred stock were designated as Series A Preferred Stock. The shares of Series A Preferred Stock, among other things:

•	have a stated value of $1,000.00 (the “Series A Stated Value”) and an initial conversion price of $4.50, subject to certain customary adjustments;

•	are convertible into a number of shares of our common stock equal to the Series A Stated Value plus all accrued and unpaid dividends thereon, divided by the conversion price then in effect;

•	are entitled to vote with our common stock on an as-converted basis;

•	are entitled to dividends at the annual rate of 7.5% (which will increase in certain circumstances, but in no event will be more than 16.5% annually), payable quarterly in kind, through an increase in the number of shares of common stock into which shares of Series B Preferred Stock are convertible; provided that we may elect to pay such dividends in cash following May 2, 2018;

•	upon any liquidation, will be entitled to receive, on a pari passu basis with our Series B Preferred Stock and prior to any payments in respect of our common stock, an amount equal to (a) the greater of (i) the Series A Stated Value and (ii) such amount as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to a liquidation plus (b) any accrued but unpaid dividends on the Series A Preferred Stock;

•	will be required to approve the following actions by the Company upon the vote of a majority of the outstanding shares of Series A Preferred Stock: (a) any amendment or alteration of the rights, powers or preferences of the Series B Preferred Stock, (b) any amendment or alteration of the Company’s Certificate of Incorporation in a manner that would adversely affect the Investors’ ability to transfer their securities or convert their Series B Preferred stock into Common Stock, (c) any authorization or creation of any class of stock ranking as to dividends, redemption or distribution of assets upon certain liquidation events, senior to, or otherwise pari passu with, the Series B Preferred Stock, (d) any declaration or payment of any dividend or distribution on any securities ranking junior to the Series B Preferred Stock, or (e) entering into any agreement with respect to any of the foregoing;

•	beginning on May 2, 2018, may be forced by the Company to convert into shares of Common Stock if the closing price of the Common Stock is at least 175% of the then-applicable conversion price of the Series A Preferred Stock for 45 consecutive trading days when there was a minimum average trading volume of at least 75,000 shares for 40 of such 45 trading days; and

•	will be redeemable (i) at the option of the Investors after May 2, 2023, (ii) at the option of the Series A Investors in the event of a Fundamental Change (as that term is defined in the Series A Certificate of Designations) of the Company, or (iii) at the option of the Company in the event of a Fundamental Change.

In connection with the closing of the Series B Financing on March 10, 2017, the conversion price of the Series A Preferred Stock was adjusted to $3.96 per share as a result of the issuance of Series B Preferred Stock.

Humana Payments

David A. Jones, the chairman of our board of directors, is also on the board of directors of Humana, Inc. In each of fiscal 2015 and 2016, we paid Humana approximately $0.6 million for health care premium payments. Under our arrangement with Humana, Inc., the premiums charged and benefits provided are comparable to those Humana extends to other non-affiliated customers. We anticipate that the payments to Humana will not continue in fiscal 2017.

Stock Options Granted to Executive Officers and Directors

We have granted stock options and restricted stock units to our executive officers. We have also granted stock options and restricted stock units to certain members of our board of directors. For more information regarding certain of these equity awards, see “Compensation of Named Executive Officers and Directors—Summary Compensation Table” and “Compensation of Named Executive Officers and Directors—Compensation of Directors” elsewhere in this Proxy Statement.

Private Company Investors’ Rights Agreement

We are party to an investors’ rights agreement, as amended, with certain holders of our stockholders that were preferred stockholders prior to our initial public offering, which we refer to as our Private Company Investors’ Rights Agreement. The Private Company Investors’ Rights Agreement, as amended, grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. These employment agreements provide for severance payments upon termination of the executive in certain circumstances and acceleration of vesting of stock options upon the occurrence of a change in control. Please see “Compensation of Named Executive Officers and Directors—Potential Payments upon Change in Control” elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon the occurrence of a change in control.

On August 27, 2015, we also entered into an at-will employment offer letter with Brett S. Carlson, a member of our board of directors through April 28, 2016, pursuant to which Mr. Carlson agreed to serve as our part-time Senior Corporate Development Advisor. As a part-time employee, Mr. Carlson was paid an annual base salary of $75,000 and on September 4, 2015, Mr. Carlson was granted under the 2014 Plan (a) an option to purchase 90,000 shares of our common stock (with an exercise price of $6.79, which was the closing price of a share of our common stock on the Nasdaq Global Market on the grant date) and (b) 9,720 restricted stock units, valued at approximately $66,000, based on the closing price of the common stock on the Nasdaq Global Market on the grant date. In 2015 and 2016, Mr. Carlson was paid $25,028 and $25,032, respectively, for his services as a part time employee. Mr. Carlson did not receive any equity grants in 2016 for his services as a part-time employee, but upon his separation from the Company, the vesting of 4,860 of Mr. Carlson’s outstanding unvested RSUs, which were granted for his service as a part-time employee, were accelerated. There was no incremental fair value associated with the acceleration of the vesting of the RSUs previously granted to Mr. Carlson, as computed in accordance with ASC Topic 718, Compensation-Stock Compensation. As noted above in “Compensation of Named Executive Officers and Directors—Compensation of Directors,” Mr. Carlson also received a cash fee for his service on our board of directors.

Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper benefit; or

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of April 14, 2017, by:

•	each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership for our common stock in the following table is based on 22,620,105 shares of common stock outstanding as of April 14, 2017 and the assumed conversion as of April 14, 2017 of all 52,000 outstanding shares of our Series A Preferred Stock into 14,094,299 shares of common stock and all 17,500 shares of our Series B Preferred Stock into 9,298,330 shares of common stock, for an aggregate of 46,012,734 shares of common stock deemed outstanding for voting purposes (excluding shares of common stock subject to equity awards). Each share of Series A Preferred Stock is convertible, at the option of the holder, into a number of shares of common stock determined by dividing the sum of the stated value of such share of Series A Preferred Stock on the conversion date and any accrued and unpaid dividends with respect to such share by a conversion price initially equal to $4.50 per share of Series A Preferred Stock, which was adjusted to $3.96 as a result of the issuance of our Series B Preferred Stock. Each share of Series B Preferred Stock is convertible, at the option of the holder, into a number of shares of common stock determined by dividing the sum of the stated value of such share of Series B Preferred Stock on the conversion date and any accrued and unpaid dividends with respect to such share by a conversion price initially equal to $1.91 per share of Series B Preferred Stock. Each share of our Series A Preferred Stock and our Series B Preferred Stock is entitled to cast one vote for each share of our common stock that would be issuable upon conversion of such share of Preferred Stock if such Preferred Stock had converted to common stock on the record date.

Shares of common stock subject to equity awards currently exercisable or exercisable within 60 days of April 14, 2017 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such equity awards, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Applicable percentage ownership for shares of our Series A Preferred Stock and our Series B Preferred Stock in the following table is based on 52,000 shares of Series A Preferred Stock and 17,500 shares of our Series B Preferred Stock outstanding, respectively, as of April 14, 2017. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Connecture, Inc., 18500 West Corporate Drive, Suite 250, Brookfield, WI 53045.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned		Shares of Series B Preferred Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage	Shares	Percentage
5% Stockholders:
Entities affiliated with Francisco Partners(1)	25,943,230	56.4%	50,000	96.2%	16,500	94.3%
Chrysalis Ventures II, L.P.(2)	5,080,583	11.0%	2,000	3.8%	1,000	5.7%
GPP—Connecture LLC(3)	4,127,232	9.0%	—	—%	—	—%
Named Executive Officers and Directors:
Jeffery A. Surges(4)	180,215	*	—	—%	—	—%
Mark Granville(5)	177,916	*	—	—%	—	—%
James P. Purko(6)	184,784	*	—	—%	—	—%
A. John Ansay(7)	66,410	*	—	—%	—	—%
Vickie L. Capps(8)	56,410	*	—	—%	—	—%
David A. Jones, Jr.(9)	5,138,279	11.2%	2,000	3.8%	1,000	5.7%
Paul Kusserow(10)	41,410	*	—	—%	—	—%
Ezra Perlman(11)	25,943,230	56.4%	50,000	96.2%	16,500	94.3%
Russell S. Thomas(12)	33,160	*	—	—%	—	—%
All executive officers and directors as a group (11 persons)(13)	31,831,099	68.6%	52,000	100%	17,500	100%

(1)	Reflects (i) 33,306 shares of Series A Preferred Stock and 10,991 shares of Series B Preferred Stock held by Francisco Partners IV, L.P. (“FP IV”), 9,027,399 shares of common stock and 5,839,883 shares of common stock into which such shares of Series A Preferred Stock and Series B Preferred Stock, respectively, were convertible as of April 14, 2017, and 2,414,050 shares of common stock directly held by FP IV as of March 10, 2017 according to a Schedule 13D/A report filed by FP IV with the SEC on March 15, 2017, and (ii) 16,694 shares of Series A Preferred Stock and 5,509 shares of Series B Preferred Stock held by Francisco Partners IV-A, L.P. (“FP IV-A”), 4,524,812 shares of common stock and 2,927,114 shares of common stock into which such shares of Series A Preferred Stock and Series B Preferred Stock, respectively, would be convertible as of April 14, 2017, and 1,209,972 shares of Common Stock directly held by FP IV-A as of March 10, 2017 according to a Schedule 13D/A report filed by FP IV-A with the SEC on March 15, 2017. Francisco Partners GP IV, L.P. (“FP GP IV”) is the general partner of FP IV and FP IV-A, and as such may be deemed to have voting and dispositive power over the shares held by FP IV and FP IV-A. Francisco Partners GP IV Management Limited (“FP GP Management”) is the general partner of FP GP IV and provides management services to FP IV and FP IV-A at the request of FP GP IV, and as such may be deemed to have voting and dispositive power over the shares held by FP IV and FP IV-A. The Directors of FP GP Management are Mr. Dipanjan Deb and Mr. Tom Ludwig (the “FP Directors”) and the Investment Committee of FP GP Management consists of Mr. Deb, Mr. David Golob, Mr. Ezra Perlman, and Mr. Keith Geeslin (the “FP Investment Committee”), and as such, each of the FP Directors and each of the members of the FP Investment Committee may be deemed to have voting and dispositive power over the shares held by FP IV. The address of FP IV, FP IV-A, FP GP IV, and FP GP Management is One Letterman Drive, Building C – Suite 410, San Francisco, California 94129. Other than with respect to the number of shares of common stock issuable upon conversion of Preferred Stock, all information is based on a review of a Schedule 13D/A report filed by FP-IV, FP IV-A, FP GP IV and FP GP with the SEC on March 15, 2017. For a discussion of our material relationships with entities affiliated with Francisco Partners, see the section titled “Certain Relationships and Related Party Transactions.”
(2)

Reflects 2,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock held by Chrysalis Ventures II, L.P. (“CV II LP”), 542,088 shares of common stock and 531,333 shares of common stock into which such shares of Series A Preferred Stock and Series B Preferred Stock, respectively, would be convertible as of April 14, 2017, and 4,007,162 shares of common stock directly held by CV II LP as of March 10, 2017 according to a Schedule 13D report filed by CV II LP with the SEC on March 20, 2017. Chrysalis Partners II, LLC (“CP II LLC”) is the general partner of CV II LP, and as such may be deemed to have voting and dispositive power over the shares held by CV II LP. Investment and voting decisions with respect to the shares held by CV II LP are made by an advisory committee of CP II LLC that consists of David A. Jones, Jr., who is a member of our board of directors, Wright Steenrod and Irv Bailey, each of whom is a member of CP II LLC. The address of CV II LP and CP II LLC is 101 South Fifth Street, Suite 1650, Louisville, KY 40202. Other than with respect to the number of shares of common stock issuable upon conversion of Preferred Stock, all information is based on a review of a Schedule 13D report filed by CV II LP and CP II LLC with the SEC on March 20, 2017. For a discussion of our material relationships with CV II LP, see the section titled “Certain Relationships and Related Party Transactions.”
(3)	Great Point Partners I, LP (“GPP I LP”) is the sole manager and controlling member of GPP–Connecture, LLC (“GPPC”). Great Point Partners I GP, LLC (“GPP I GP”) is the general partner of GPP I LP and Great Point Partners, LLC (“Great Point”) is the investment manager of GPP I LP and by virtue of such status, Great Point may be deemed to be the beneficial owner of the shares held by GPPC. Each of Great Point, GPP I LP, GPP I GP and GPPC shares voting and dispositive power with respect to the shares held by GPPC. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Mr. David Kroin, as special managing member of Great Point, has voting and dispositive power with respect to the shares held by GPPC and therefore may be deemed to be the beneficial owner of the shares held by GPPC. The address of GPPC, GPP I LP, GPP I GP, Great Point, Dr. Jay and Mr. Kroin is 165 Mason Street, 3rd Floor, Greenwich, CT 06830. All information is based on a review of a Schedule 13D report filed by of GPPC, GPP I LP, GPP I GP, Great Point, Dr. Jay and Mr. Kroin with the SEC on February 6, 2017.
(4)	Includes 12,510 shares issuable upon the vesting of restricted stock units vesting within 60 days of April 14, 2017, and 18,476 shares issuable upon the exercise of options exercisable within 60 days of April 14, 2017. Mr. Surges is our Chief Executive Officer and member of our board of directors.
(5)	Includes 174,583 shares issuable upon the exercise of options exercisable within 60 days of April 14, 2017. Mr. Granville is our Chief Delivery Officer.
(6)	Includes 173,118 shares issuable upon the exercise of options exercisable within 60 days of April 14, 2017. Mr. Purko is our former Chief Financial Officer.
(7)	Mr. Ansay is a member of our board of directors.
(8)	Ms. Capps is a member of our board of directors.
(9)	Represents shares held by CV II LP and 57,696 shares of common stock held by the David A. Jones, Jr. Revocable Trust, of which Mr. Jones is a trustee. Mr. Jones is a member of the advisory committee of CP II LLC that makes investment and voting decisions with respect to the shares held by CV II LP, and by virtue of such status, may be deemed to be the beneficial owner of the shares held by CV II LP. Mr. Jones is a member of our board of directors.
(10)	Mr. Kusserow is a member of our board of directors.
(11)	Reflects shares held by FP IV and FP IV-A. Mr. Perlman is an officer of FP GP Management and by virtue of such status, may be deemed to be the beneficial owner of the shares held by FP IV and FP IV-A. Mr. Perlman is a member of our board of directors.
(12)	Mr. Thomas is a member of our board of directors.
(13)	Includes 12,510 shares issuable upon the vesting of restricted stock units vesting within 60 days of April 14, 2017, and 370,797 shares issuable upon the exercise of options exercisable within 60 days of April 14, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2016, were satisfied.

STOCKHOLDER PROPOSALS OR NOMINATIONS

TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the fiscal 2018 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 25, 2017 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2018 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (January 25, 2018) nor later than the close of business on the 90th day (February 24, 2018) prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2018 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2017 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2018 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2016 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Connecture stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, Annual Report or Proxy Statement mailed to you, please submit a written request to our Corporate Secretary, Connecture, Inc., 18500 West Corporate Drive, Suite 250, Brookfield, Wisconsin 53045, or call our Investor Relations representative at (262) 432-8282, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy statement or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice that was sent to you. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

Vincent E. Estrada

Chief Financial Officer and Corporate Secretary

April 24, 2017

CONNECTURE, INC. 18500 W. CORPORATE DRIVE SUITE 250 BROOKFIELD, WI 53045

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M93780-P66705	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONNECTURE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Director	☐	☐	☐
Nominees:

01) Vickie L. Capps

02) Paul Kusserow

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.					☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will voted FOR items 1 and 2. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M93781-P66705

CONNECTURE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2017

The stockholder(s) hereby appoint(s) Jeffery A. Surges and Vincent E. Estrada, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A and Series B Convertible Preferred Stock of Connecture, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May 25, 2017, at the Offices of DLA Piper LLP (US) located at 444 W. Lake Street, Suite 900, Chicago, IL 60606-0089, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE